UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004
                                                  -------------

                          Commerce Bancorp, Inc.
                          ----------------------

(Exact name of registrant as specified in its charter)




      New Jersey                 1-12069                   22-2433468
      ----------           ---------------------        ---------------
  (State or other        (Commission File Number)        (IRS Employer
   jurisdiction                                          Identification
  of incorporation)                                         Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ           08034-5400
----------------------------------------------------            ----------
(Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code: 856-751-9000
                                                            ------------


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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Vernon W. Hill, II, President and CEO of Commerce Bancorp, Inc. (NYSE Symbol:
CBH) announced today that the Commerce Board has approved the following actions:

1. Commerce has hired a leading Washington, DC law firm to review all current policies and procedures for dealing with public officials. It is Commerce's intention to have the industry leading policy in this area. The new policy will include increased training and a review on a regular basis by a recognized outside expert in this area.

2. Commerce Capital Markets, the wholly-owned underwriting and brokerage subsidiary of Commerce, will exit the negotiated public finance underwriting business and will no longer underwrite in the negotiated public finance arena. Commerce Capital Markets will devote its efforts to expanding its growing retail and asset management business. This discontinued underwriting business has been less than 1% of Commerce's gross revenue and net income for the first six months of 2004. Commerce foresees absorbing any costs associated with exiting this business in the normal course of its operations.

This Current Report on Form 8-K may contain certain forward-looking statements regarding Commerce Bancorp, Inc.'s business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties and any one or a combination of these risks could have a material adverse effect on Commerce Bancorp, Inc.'s business, financial condition and results of operations.




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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           COMMERCE BANCORP, INC.


Date: July 13, 2004


                           By: /s/ DOUGLAS J. PAULS
                               -----------------------------
                               Douglas J. Pauls
                               Senior Vice President and Chief Financial Officer










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